SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Recom Managed Systems Incorporated

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May 20, 2004

To Our Shareholders:

I am pleased to invite you to attend the 2004 Annual Meeting of Shareholders of Recom Managed Systems, Inc., to be held on Thursday, June 10, 2004, at 10:00 a.m., Pacific Coast Time, at Sportsmen’s Lodge Hotel, 12825 Ventura Boulevard, Studio City, California.

In anticipation of the annual meeting, we enclose for your review a formal Notice of Annual Meeting and Proxy Statement which describes the business to come before the meeting, and a proxy card. We also enclose a copy of our Annual Report on Form 10-KSB for our 2003 fiscal year, which provides additional current information relating to Recom and our business.

If you hold either our common stock or series ’A’ preferred stock as of the close of business on April 23, 2004, you will be entitled to vote at the annual meeting. The principal purpose of the annual meeting, as more particularly described in the enclosed Notice of Annual Meeting and Proxy Statement, is to elect five directors to our board of directors and to ratify the appointment of our independent auditors. You should note that our board of directors unanimously recommends a vote for each of the nominated directors, as well as the other proposals. Please note that we plan to conduct a short meeting to focus on these items, and related discussion. After that, we will provide time for your questions and comments.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted. For that reason we request that you submit your proxy as soon as possible. If you decide to attend the annual meeting, and desire to vote your shares personally, you will of course have that opportunity.

We would like to express our appreciation for your continued interest in Recom, and hope you can be with us at the annual meeting.

Sincerely

Marvin H. Fink
Chief Executive Officer and President

2004 Annual Meeting Of Shareholders

Notice Of Annual Meeting And Proxy Statement

Date and Time	Thursday, June 10, 2004, at 10:00 a.m., Pacific Coast Time.

Place	Sportsmen’s Lodge Hotel, 12825 Ventura Boulevard, Studio City, California

Items of Business
• To elect five directors to serve until the Annual Meeting of Shareholders to be held in the year 2005;
• to ratify the appointment of Stonefield Josephson, Inc. as our independent auditors for the fiscal year ended December 31, 2004; and
• to transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Who May Vote	You may vote if you are a holder of our common stock or series ’A’ preferred stock as of the record date for our annual meeting.

Record Date	April 23, 2004

Annual Report	Our 2003 Annual Report on Form 10-KSB, which is not a part of our proxy soliciting materials, is enclosed.

Voting By Proxy
Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions, please refer to the “Questions And Answers” section beginning on page  of this proxy statement and the instructions on the proxy card.

Mailing Date	This Notice of Annual Meeting and Proxy Statement and accompanying Proxy Card and Annual Report on Form 10-KSB are being distributed on or about May 20, 2004

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QUESTIONS AND ANSWERS

Q:	Why Am I Receiving These Materials?	A:	The board of directors of Recom Managed Systems, Inc., a Delaware corporation (sometimes referred to in these proxy materials as “we,” “our company” or “Recom”), is providing these proxy materials to you in connection with our annual meeting of shareowners to be held on June 10, 2004 (the “Annual Meeting”). As a holder of record or beneficial owner of our common stock or series ’A’ preferred stock (sometimes referred to in these proxy materials as our “common share,” or “series ’A’ preferred share”, respectively), you are invited to attend the Annual Meeting. If you are a holder of record or beneficial owner of either our common or series ’A’ preferred shares (sometimes referred to in these proxy materials as a “common shareholder” and “series ’A’ preferred shareholder,” respectively), you will be entitled to and requested to vote on the proposals described in this proxy statement.

Q:	What Information Is Contained In These Materials?	A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting and the voting process, as well as additional information concerning Recom we are required to give you under the regulations of the United States Securities and Exchange Commission (the “SEC”). We are also including with this proxy statement our annual report on form 10-KSB for fiscal 2003, which includes an updated description of our business and full consolidated audited financial statements for our most recent fiscal year ended December 31, 2003.

Q:	What Proposals Are Our Common And Series ’A’ Preferred Shareholders Entitled To Vote Upon At The Annual Meeting?	A:

There are two proposals scheduled to be voted on at the Annual Meeting by our common and series ’A’ preferred shareholders (sometimes referred to in these proxy materials as the “voting shareholders”), voting together as a single class:

●   the election of five directors, and
● the ratification of Stonefield Josephson, Inc. as our independent auditors for fiscal 2004

Q:	What Is Recom’s Voting Recommendation To Our Common And Series ’A’ Preferred Shareholders?	A:	Our board of directors recommends that you vote your shares “FOR” each of the five director nominees to our board of directors, and “FOR” the ratification of Stonefield Josephson, Inc. as our independent auditors for fiscal 2004.

Q:	What Shares Can I Vote?	A:	You may vote any common and series ’A’ preferred shares (sometimes referred to in these proxy materials as the “voting shares”) which you own as of the close of business on April 23, 2004, the record date for the Annual Meeting (the “Record Date”). These shares include shares held directly in your name as the shareowner of record, and shares held for you as the beneficial owner through a stockbroker or bank.

Q:	Do I Need An Admission Ticket To Attend The Annual Meeting?	A:	All Recom shareholders are welcomed to attend the Annual Meeting. You will, however, be required to provide proof of identification should you desire to vote your shares at the Annual Meeting

Q:	Can I Vote My Shares In Person At The Annual Meeting?	A:

Yes, you may vote your shares in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy card as described below so that your vote will be counted if you later decide not to attend.

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Q:	How Can I Vote My Shares Without Attending The Annual Meeting?	A:	To vote your shares without attending the Annual Meeting, you should submit your proxy card directly to Recom’s stock transfer and registrar, Atlas Stock Transfer Corporation, either by mail or by facsimile. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “Q: How Are Votes Counted?”. For Atlas’ contact information see “Q: How Can I Get Further Information?” below.

Q:	Can I Change My Vote?	A:	You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	How Are Votes Counted?	A:	In the election of directors, you may vote “FOR” all of the director nominees, or your vote may be “WITHHELD” with respect to one or more of those nominees.

With respect to the other proposals contained in this proxy statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors.

Each of our director nominees has consented to his or her nomination for election. Should any director nominee no longer remain a candidate at the time of the Annual Meeting, your proxy card will be voted for the election of a replacement nominee to be designated by our board of directors to fill that vacancy.

Q:	What Is The Voting Requirement To Approve Each Of The Proposals?	A:

In the case of the election of the director positions, the five persons receiving the highest number of “FOR” votes by the holders of our voting shares voting as a single class will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote.

Q:	What Happens If Additional Proposals Are Presented At The Annual Meeting?	A:	Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card, namely, Messrs. Marvin. H. Fink (our Chief Executive Officer and President) and Charles Dargan (our Interim Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	How Many Votes Do I Have?	A:	Each voting share outstanding as of the Record Date is entitled to one vote for each of the five director positions (subject to the exercise of cumulative voting rights described below), and one vote for each of the other proposals. As of the Record Date, there were 35,006,567 voting shares issued and outstanding.

Q:	What Is Cumulative Voting?	A:	Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter. The number of votes a shareholder has on a single matter is the number of shares entitled to vote held by the shareholder. For example, if you hold 1,000 common shares, you would be entitled to 5,000 total votes in the election of directors (five—the number of directors—multiplied by one vote per common share, or 5,000 votes). A shareholder may use all of his or her votes for one nominee, or may distribute his or her votes among two or more nominees as the shareholder sees fit.

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Q:	How Can I Cumulate My Votes?	A:	You may only cumulate your votes if (1) at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes, and (2) the names of the candidates for whom such shareholder desires to cumulate votes have been placed in nomination prior to the voting. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the board. Since you must be personally present at the Annual Meeting to exercise your cumulative voting rights, you may not do so on your proxy card.

Q:	What Is The Quorum Requirement For The Annual Meeting?	A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the voting shares present in person or represented by proxy and entitled to be voted. Abstentions are counted as present for the purpose of determining the presence of a quorum.

Q:	Who Will Count The Votes?	A:	A representative of our company, or our legal counsel, will tabulate the votes and act as the inspector of election.

Q:	Where Can I Find The Voting Results Of The Annual Meeting?	A:	We will announce preliminary voting results at the meeting and publish final results either on our website, a form 8-K filed with the SEC, or in our quarterly report on form 10-QSB for the second quarter of fiscal 2004 which we expect to file with the SEC on or before August 15, 2004.

Q:	Who Will Bear The Cost Of Soliciting Votes For The Annual Meeting?	A:	Recom will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for those solicitation activities.

Q:	May I Nominate A Director For Election At The Annual Meeting?	A:

So long as you are a shareholder, you may nominate a director for election at the Annual Meeting provided that you provide Recom with written notice of that nomination not more than 90 days and not fewer than 10 days in advance of the Annual Meeting (i.e., May 31, 2004). In addition, the notice must meet all other requirements contained in our bylaws. Any nomination for a director nominee must contain the following information:

● the nominee’s name, age, business address and, if known, residence address;

●the nominee’s principal occupation or employment; and

●the number of shares of each class of our stock which the nominee beneficially owns.

The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Q:	May I Propose Actions For Consideration At The Annual Meeting?	A:

It is too late to propose actions at this year’s Annual Meeting. You may, however, make a proposal for next year’s Annual Meeting.

In order for a shareowner proposal to be considered for inclusion in our proxy statement for next year’s Annual Meeting, we must, pursuant to SEC rules, receive the written proposal by no later than 120 days in advance of the day specified as the mailing date in our proxy statement for this Annual Meeting. Thus, since May 20, 2004 is specified as the mailing date in this year’s proxy statement, in order for any such nomination notice to be timely for next year’s Annual Meeting, it must be received by Recom not later than January 20, 2005 (i.e., 120 days prior to the May 20, 2004 date).

In order for a shareowner proposal to be raised from the floor during next year’s Annual Meeting, we must, pursuant to SEC rules, also receive the written proposal by no later than 45 days in advance of the day specified as the mailing date in our proxy statement for this Annual Meeting. Thus, since May 20, 2004 is specified as the mailing date in this year’s proxy statement, in order for any such proposal to be made from the floor, it must be received by Recom not later than April 5, 2005 (i.e., 45 days prior to May 20, 2004 date).

These proposals must also comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials. We suggest that any nominations or proposals be submitted by certified mail-return receipt requested. Recom reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

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Q:	How Can I Contact Recom’s Directors?	A:

If you would like to contact or board or directors or any of our directors, you may send a communication to the board or that director in care of Recom at any of the following company addresses, and we will forward that communication to the board or that director:

Recom Managed Systems, Inc.4705 Laurel Canyon Boulevard, Suite 203Studio City, California 91607Tel: (818) 432.4560Fax: (818) 432.4566E-mail: info@recom-systems.com

After reviewing shareholder messages, our board of directors or director will, at its or his or her discretion, determine whether any response is necessary.

Q:	How Can I Get Further Information?	A:	If you have questions or need more information about the Annual Meeting, you may contact Recom at any of the addresses previously described in “Q: How Can I Contact Recom’s Directors?”. You may also direct questions to the following investor relations contacts:

   Institutional Investor Relations:
   The Ruth Group
   141 Fifth Avenue
   New York, NY 10010
   Attn: John Capodanno
   Tel: (646) 536-7026
   Fax: (646) 536-7100
   E-mail: jcapodanno@theruthgroup.com

   Retail Investor Relations:
   Aurelius Consulting Group Inc.
   Maitland City Plaza
   225 S. Swoope Ave., Suite 214
   Maitland, FL 32751
   Attn. Dave Gentry
   Tel: (407) 644-4256
   Fax: (407) 644-0758
   E-mail: dave@aurcg.com

Any questions you may have relating to title to your securities or your address of record should be addressed to Recom’s stock transfer and registrar, Atlas Stock Transfer Corporation, at the following addresses:

Atlas Stock Transfer Corporation5899 South State Street, Salt Lake City, Utah 84107Attn: Pam GrayTel: (801) 266-7151Fax: (801) 262–0907E-mail: as-transfer@msn.com

Q:	What happens if several shareholders reside at the same address but we only receive one set of proxy materials?	A:

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request Recom at any of the addresses previously described in “Q: How Can I Contact Recom’s Directors?”. You may also contact the company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

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PROPOSAL NO. 1:
ELECTION OF DIRECTORS

There are five nominees for election to our board of directors as directors this year, namely, Mr. Marvin H. Fink, Mr. Ellsworth Roston, Dr. Robert Koblin, Dr. Lowell T. Harmison, and Ms. Jennifer Black. Each of the nominees has served as a director since our last annual meeting of shareholders. Information regarding the business experience of each of these nominees is provided below. The directors are elected annually to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. There are no family relationships among our executive officers and directors except as described below.

The designated proxy holders will vote each proxy received by them from our voting shareholders as directed on their proxy cards or, if no direction is made, for the five nominees named above. If any of these nominees should be unable or unwilling to serve, the discretionary authority granted to the proxy holders as provided in the proxy card will be exercised to vote for a substitute nominee designated by our board of directors. We have no reason to believe that any substitute nominee will be required. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees named above as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

The five nominees receiving the highest number of votes cast by our voting shareholders, voting as a single class, will be elected to fill the five director positions. The proxies cannot be voted for more than five nominees.

Our board of directors recommends to our common and series ’A’ preferred shareholders that you vote “FOR” the election of Mr. Fink, Mr. Roston, Dr. Koblin, Dr. Harmison and Ms. Black as our five directors. Proxies solicited by our board of directors will be so voted unless the shareholder tendering the proxy specifies otherwise.

Background Of Director Nominees

Marvin H. Fink Age 68 Director since October 12, 2002
Mr. Fink has served as our Chief Executive Officer, President and Chairman of the Board since October 12, 2002, and our Secretary since November 2003. Prior to joining us, Mr. Fink was president of his own management consulting group from August 2001 until he joined Recom in October 2002. Mr. Fink has 45 years of experience in the management of high technology programs from development stage through production including projects for the Department of Defense, NASA, Teledyne Systems, Litton Industries and Hughes Aircraft. Until his retirement in August 2001, Mr. Fink served as President of Teledyne Electronic Technologies from 1993, which was then a subsidiary of Teledyne Technologies, Inc. (NYSE:TDY). From 1986 until 1993, he served as President of Teledyne Microelectronics. Mr. Fink has served as a director of RF Industries (Nasdaq:RFIL), a manufacturer of coaxial connectors used for communication applications, since October 2001. Mr. Fink holds a bachelors of science degree in electronic engineering from City College of New York, a Masters of Science degree in Electronic Engineering from the University of Southern California, and a Juris Doctor degree from the San Fernando Valley College of Law.

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Ellsworth Roston Age 81 Director since November 1, 2002
Mr. Roston has practiced patent law since 1943, and currently serves as Of Counsel to the patent firm of Fulwider Patton Lee & Utecht since 1997. Mr. Roston has a history of assisting technology companies during their development stages. Most recently, Mr. Roston has served as a director of Natgram, Inc., an internet software developer, since 1998, Amerlin Inc., a pet house/kennel manufacturer, since 1996, and American Legal Net, a provider of legal forms, since April 2004. Mr. Roston also served as a director of Rokenbok Corporation, a toy manufacturer, from 1996 through February 2004, and of Dome Industries, an electronic hardware manufacturer, from 1991 through 2002. Mr. Roston was one of three founders of Brooktree Corporation, and served on its board of directors for 15 years until it was purchased by Rockwell Corporation in 1998. Mr. Roston received his undergraduate degree and his law degree from Yale University.

Robert Koblin, M.D. Age 72 Director since February 6, 2003
Dr. Koblin, a cardiologist, has more than 30 years of medical experience beginning during the time he served in the United States Army as a medic and continuing most recently as a staff physician and instructor at the Cedars-Sinai Medical Center in Los Angeles since 1966. He has also served as the Managing Director of the Robertson Diagnostic Center in Beverly Hills, California since April 2002, and as an assistant clinical professor of medicine at the University of California, Los Angeles (UCLA), since 1982. Dr. Koblin received his undergraduate degree from New York University, his medical degree from Stanford University

Lowell T. Harmison, Ph.D. Age 66 Director since June 6, 2003
Dr. Harmison has a very distinguished 35 year career in the field of biomedicine. Most recently, Dr. Harmison has served as a director and as chairman of the board of World Doc Foundation, a private foundation promoting health education and expanded knowledge of telemedicine, since June 2002. Dr. Harmison has also served as a director and chief executive officer of ProCell Corporation, a cancer research company, since June 2000, and as a director of pHA Bio Remediation, an environmental restoration company, since 1997. Dr. Harmison also served as chairman of Sequella Foundation, which promotes research into tuberculosis, from 1997 to 2001, and served as a director of Sequella Inc., a research and development company for tuberculosis products, from 1997 to 2000. Dr. Harmison is the holder of the first domestic and foreign patents on the fully implantable artificial heart; and served as Chief Executive Officer of USET, Inc. from 1987 to 1989. Dr. Harmison also served as the Director of the Robert Maxwell Foundation, a private foundation operating internationally and consisting of 21 operating companies, from 1987 to 1989. He also served as the Principal Deputy Assistant Secretary for Health of the U.S. Public Health Service, Department of Health and Human Services. Dr. Harmison has a Ph.D. from the University of Maryland and a B.S. and M.S. from West Virginia University. He was also given an honorary Doctor of Science degree from the West Virginia University.

Jennifer Black Age 48 Director since January 20, 2004
Ms. Black has been President of her own business, Jennifer Black & Associates, since September 2003. Her firm provides independent research for institutional clients. Previously, Ms. Black was with Black & Co. (since 1979), where she was responsible for research coverage on the apparel and specialty retail industries. Ms. Black was President of Black & Co. when it was acquired by First Security Van Kasper in April 2000. Subsequently, Wells Fargo Securities acquired First Security Van Kasper in September 2000. Ms. Black left Wells Fargo Securities in September 2003. Ms. Black serves on the Governors Council of Economic Advisors for the State of Oregon, where she has been re-appointed to a second three-year term. Ms. Black attended Washington State and Portland State Universities.

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Board Of Directors

Our bylaws set the authorized number of directors on our board of directors at not less than three nor more than nine, with the actual number fixed by a resolution of our board. As noted above, there are currently five directors serving on our board, Mr. Fink, Mr. Roston, Dr. Koblin, Dr. Harmison and Ms. Black. Each of these directors will serve until the next annual meeting of shareholders and until his or her successor is elected and qualified by our voting shareholders, or until their earlier death, retirement, resignation or removal.

During fiscal 2003, our board of directors held two meetings. No director attended less than 75% of the total number of those meetings.

Recom does not have a formal policy requiring directors to attend the Annual Meeting. Nevertheless, we encourage each director to, and anticipate that each director will, attend this year’s Annual Meeting. At last year’s Annual Meeting, each of our directors as of that date attended.

Mr. Roston, Dr. Koblin and Ms. Black are each “independent” as that term is defined by the American Stock Exchange (“AMEX”). Under the AMEX definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years; or (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organization s consolidated gross revenues, in any of the most recent three fiscal years.

Our board of directors has adopted a code of ethics, which applies to all of our officers, directors and employees. This code may be found in pdf format on our corporate website at www.recom-systems.com.

Audit Committee

Our board of directors has established an audit committee comprised of Dr. Koblin and Ms. Black. Prior to the establishment of the audit committee, matters relating to the appointment of our independent auditors and the audit of our financial statements were handled by our board of directors. The function of the audit committee is to assist the board of directors in monitoring:  (1) the integrity of the company’s financial statements; (2) the qualifications, independence and performance of the company’s independent auditors and recommending their appointment to the full board; (3) the performance of the company’s internal accounting and audit personnel; and (4) the compliance by the company with legal and regulatory requirements. The audit committee met one time in the year 2003. On January 20, 2004, our audit committee adopted a written charter formally outlining its rights, responsibilities and duties, a copy of which is attached as appendix A to this proxy statement.

AMEX has adopted a more stringent independence standard for directors serving on audit committees, to wit, the member (1) shall not be an affiliate of, or affiliated with, the company or any of its subsidiaries; (2) must be able to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement; (3) shall not have participated in the preparation of the company ‘s financial statements or any subsidiary at any time within the past twelve months; and (4) shall not accept directly or indirectly any consulting, advisory or other compensatory fee from the company with certain limited exceptions. Both Dr. Koblin and Ms. Black meet the additional AMEX independence standard for audit committee members.

Neither Dr. Koblin and Ms. Black are an “audit committee financial expert” within the meaning of SEC rules. An audit committee financial expert is a person who can demonstrate the following attributes:  (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonable be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions. Although Dr. Koblin and Ms. Black are not audit committee financial experts, we nevertheless believe in view of our development stage status that they have the requisite financial background and experience to carry out their duties as members of the audit committee.

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Audit Committee Report

The following is a report from of the audit committee of our board of directors concerning the audit of our financial statements and the appointment of our independent auditors:

The audit committee of the Recom’s board of directors oversees Recom’s financial reporting process on behalf of the full board. Management is responsible for Recom’s financial statements and the financial reporting process, including the system of internal controls. Recom’s independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management and the independent auditors the audited financial statements that have been included in Recom’s annual report on form 10-KSB for the year ended December 31, 2003. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from the company and its management including the matters in the written disclosures provided to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The audit committee recommended to Recom’s board of directors, and the board approved, the inclusion of the audited financial statements in Recom’s annual report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The audit committee has also recommended the selection of the company’s independent auditors for the fiscal year ending December 31, 2004.

The Audit Committee

Dr. Robert Koblin                                  Jennifer Black

Nomination And Communication Policies And Procedures

Our full board participates in the consideration of director nominees. In nominating directors, our board considers a variety of factors, including whether an individual has experience as a senior executive at a publicly-traded corporation, experience in the management or leadership of a substantial private business enterprise, or such other professional experience as our board determines shall qualify an individual for board service. Our board also strives to achieve an effective balance and range of experience and expertise, including operational experience and financial expertise. In considering candidates, our board evaluates the entirety of each candidate’s credentials. Our board also has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used by the board to date and, accordingly, no fees have been paid to consultants or search firms.

Approximately 66% of our voting shares are held by a single shareholder, ARC Finance Group LLC, which allows that shareholder to elect all of our directors or, should any shareholder exercise his or her right to vote cumulatively at the Annual Meeting, allows ARC Finance Group to elect at least three of our five directors. For information on cumulative voting, see “Q: What Is Cumulative Voting?” and “Q: How Can I Cumulate My Votes?” in the “Questions And Answers” section of this proxy statement above. Notwithstanding ARC Finance Group’s status as a controlling shareholder, the identification, evaluation and recommendation of directors to date has been the responsibility of our full board of directors without the involvement of ARC Finance Group other than the casting of its vote at our Annual Meetings.

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Except as just discussed in this section, there are (1) no specific minimum qualifications that must be met by a board-recommended nominee, (2) no formal processes or policies used by the board in identifying, evaluating and recommending director nominees, and (3) no policies relating to the evaluation of directors nominated by shareholders for directors. Since ARC Finance Group already has ready access to our board of directors and in view of its controlling voting power, our board of directors has determined that it is not necessary to adopt formal policies or procedures relating to the foregoing matters or to establish a nominating committee. Shareholders may nevertheless recommend nominees for election or appointment pursuant to SEC guidelines in “Q May I Propose Actions For Consideration At Next Year's Annual Meeting or Nominate Individuals To Serve As Directors?” in the “Questions And Answers” section of this proxy statement above, and our board in its discretion will determine whether or not to consider that candidate based upon such criteria as it deems relevant.

Compensation Committee

Our board of directors has established a compensation committee comprised of Mr. Fink, Mr. Roston and Dr. Koblin. The compensation committee is responsible for reviewing and making recommendations to board relating to the compensation of officers and directors and for administering our various stock plans. The compensation committee met two times in the year 2003.

Board Compensation

Our current compensation policy for our directors for service on the full board is to compensate them through stock grants under our 2002 Stock Plan pursuant to a director’s compensation policy adopted on February 6, 2003. Upon joining our board of directors, each member is granted an option to purchase 50,000 (pre-split and post-split) common shares, exercisable at its then trading price. These options are fully vested upon grant, and lapse in five years if not exercised. Each director will thereafter be granted options on an annual basis entitling him to purchase an additional 28,000 (post-split) common shares, which options will vest quarterly based upon the continued provision of services as a director, and lapse in five years if not exercised. The exercise price for these options will be fixed at current market price as of the date of grant. Following our April 11, 2003 stock split, our board determined to maintain the grants at 50,000 common shares post-split for grants to new directors insofar as it believed such number was an appropriate number of option shares after taking into consideration factors it deemed relevant.

Our current compensation policy for our directors for serving on our various committees to the board is to compensate them through the grant of common share purchase options. Upon his or her appointment to a committee, each committee member is granted an option to purchase 2,000 common shares, exercisable at its then trading price. These options vest in four quarterly installments, and lapse in five years if not exercised.

The following table described the common share purchase options granted to our directors as of April 30, 2004 as compensation for serving on our board and, if applicable, committees of our board.

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Name	Grant Date	Common Shares Purchasable	Exercise Price	Expiration Date

Marvin H. Fink	2/6/2003	150,000(3)	$ 0.88	2/5/2008
	11/3/2003	28,000	$ 4.40	11/2/2008
	4/1/2004	2,000	$ 6.00	3/31/2009

Ellsworth Roston (1)	2/6/2003	150,000(3)	$ 0.88	2/5/2008
	11/3/2003	28,000	$ 4.40	11/2/2008
	4/1/2004	2,000	$ 6.00	3/31/2009

Dr. Robert Koblin	6/6/2003	50,000	$ 4.20	6/5/2008
	2/5/2004	28,000	$ 3.70	2/4/2009
	4/1/2004	4,000	$ 6.00	3/31/2009
Dr. Lowell T. Harmison (2)	6/6/2003	50,000	$ 4.20	6/5/2008

Jennifer Black	1/20/2004	50,000	$ 3.50	1/19/2009
	4/1/2004	2,000	$ 6.00	3/31/2009

(1)	Excludes 450,000 common share purchase warrants unrelated to the provision of services as a director which were granted to Mr. Roston as compensation for providing consulting services. See “Business-Employment And Consulting Agreements With Management”.

(2)	Excludes 216,000 common share purchase warrants unrelated to the provision of services as a director which were granted to Dr. Harmison as compensation for providing consulting services. See “Business-Employment And Consulting Agreements With Management”.

(3)	50,000 shares pre-split.

We do not currently provide our directors with cash compensation, although we do reimburse their expenses.

Business Experience Of Executive Officers

Set forth below are Recom’s executive officers and a summary of their business experience:

Marvin H. Fink Age 68 Chief Executive Officer, President and Secretary	For a summary of Mr. Fink’s business experience, see “Background Of Director Nominees” above.

Budimir S. Drakulic, Ph.D. Age 54 Vice President and Chief Technology Officer
Dr. Drakulic has served as our Vice President and Chief Technology Officer since October 15, 2002. Dr. Drakulic has more than 25 years of experience in the design, development and integration of hardware and software modules for biomedical microelectronics circuits and systems.  From 1997 through February of 2002, Dr. Drakulic was involved directly and indirectly with Advanced Heart Technologies, Inc., a corporation controlled by Dr. Drakulic. Dr. Drakulic was the Consultant and Chief Scientist, Medical Device Business Unit for Teledyne Electronic Technologies from 1992 through 1997. Before that, he held numerous positions affiliated with the University of California at Los Angeles, including Visiting Assistant Professor with the Electrical Engineering Department and Director of the Microelectronics Development Lab at the Crump Institute for Medical Engineering. He holds a Bachelor of Science degree in electrical engineering from the University of Belgrade, Yugoslavia. He also holds a Masters degree and a Ph.D. in Electronic and Biomedical Engineering from the same university. Dr. Drakulic was the recipient of the Ralph and Marjorie Crump Prize for Excellence in Medical Engineering from UCLA in 1985, and was a Research Fellow with the Crump Institute for Medical Engineering at UCLA. Dr. Drakulic filed a petition for bankruptcy in November 2001.

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Charles Dargan Age 48 Interim Chief Financial Officer
Mr. Dargan has provided his services as our interim Chief Financial Officer since December 18, 2003 on a leased basis through CFO 911, an agency that specializes in providing financial management personnel to businesses on a temporary basis. We are actively recruiting a permanent full-time Chief Financial Officer. Mr. Dargan is also currently employed as the Chief Financial and Accounting Officer of Semotus Solutions, Inc. (AMEX:DLK). From April 2000 until his appointment as Chief Financial and Accounting Officer in January 2001, Mr. Dargan served as Semotus Solutions’ Executive Vice President of Operations. Mr. Dargan was also a director of Semotus Solutions from March 1999 to July 2002. Prior to joining Semotus Solutions, Mr. Dargan served as a Managing Director of Corporate Finance for The Seidler Companies Incorporated, a private brokerage, investment banking and public finance firm. In addition, he was a partner and Chief Financial Officer of the investment banking firm of Ambient Capital; a Managing Director of Corporate Finance at L.H. Friend, Weinress, Frankson & Presson, Inc.; and a First Vice President at Drexel Burnham Lambert, Incorporated. His accounting and financial industry experience has made him an expert in public and private debt and equity finance, mergers and acquisitions and financial management of and planning for emerging growth companies. Mr. Dargan graduated from the University of Southern California with an MBA and an MS in Finance, and possesses an A.B. in Government and Economics from Dartmouth College. He also holds accounting and finance industry certifications of Chartered Financial Analyst (CFA) and Certified Public Accountant (CPA).

Ownership Of Securities By Management And Principal Shareholders

The following table sets forth selected information, calculated as of April 30, 2004, about the amount and nature of our securities beneficially owned by each of our “executive officers” (defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company); each of our directors; each person known to us to own beneficially more than 5% of any class of our securities; and the group comprised of our current directors and executive officers.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Securities and Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. See footnote (1) to this table. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is  4705 Laurel Canyon Boulevard, Suite 203, Studio City, California 91607.

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	Class Of Stock(1)

	Common (Voting)		Series ’A’ Preferred (2) (Voting)

Name	Amount	%	Amount	%

Marvin H. Fink (3)(4)(5)	2,264,500(7)	6.8%	0	—
Dr. Budimir S. Drakulic (4)	834,375(8)	2.5%	0	—
Charles Dargan (4)	0	—	0	—
Ellsworth Roston (3)	910,750(9)	2.7%	0	—
Dr. Robert Koblin (3)	158,000(10)	*	0	—
Dr. Lowell T. Harmison (3)	272,793(11)	*	0	—
Jennifer Black (3)	50,500 (12)	*	0	—
Tracey Hampton / ARC Finance Group, LLC (5)(6)	22,950,000(13)	69.6%	0	—
Morgan Witt Alliance	0	—	316,673	19%
Directors and executive officers, as a group	4,494,918(14)	13.0%	0	—

*	Less than one percent.

(1)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or conversion of UGC series ‘A’ preferred shares. The number of outstanding shares of our common and series ’A’ preferred shares as of the April 30, 2004 are 33,345,262 and 1,661,305 shares, respectively.

(2)	Each series ’A’ preferred share is convertible into one common share.

(3)	Director.

(4)	Executive officer.

(5)	5% shareholder.

(6)	The address of Ms. Hampton and ARC Finance Group LLC is 23679 Calabasas Road, Suite 754, Calabasas, CA 91302.

(7)	Includes 2,100,000 common shares held by the Fink Family Trust, and 164,500 common shares issuable upon exercise of options granted to Mr. Fink in his capacity as a director.

(8)	Includes 600,000 common shares held by B World Technologies, Inc. and 234,375 common shares issuable upon exercise of options granted to B World Technologies in connection with services performed by Dr. Drakulic. Both B World Technologies and B Technologies are owned and controlled by Dr. Drakulic

(9)	Includes 296,250 common shares held by Roston Enterprises, 450,000 common shares issuable upon exercise of warrants granted to Mr. Roston in his capacity as a consultant, and 164,500 common shares issuable upon exercise of options granted to Mr. Roston in his capacity as a director.

(10)	Includes 158,000 common shares issuable upon exercise of options granted to Dr. Koblin in his capacity as a director.

(11)	Includes 216,000 common shares issuable upon exercise of warrants granted to Dr. Harmison in his capacity as a consultant, and 50,000 common shares issuable upon exercise of options granted to Dr. Harmison in his capacity as a director.

(12)	Includes 50,500 common shares issuable upon exercise of options granted to Ms. Black in her capacity as a director.

(13)	Includes 22,950,000 common shares held by ARC Finance Group, Inc. ARC Finance Group is owned and controlled by Ms. Hampton.

(14)	Includes 1,487,875 common shares issuable upon exercise of common share pur

Employment And Consulting Agreements With Management

On October 11, 2002, Recom reached an agreement-in-principle with Mr. Marvin H. Fink to become our Chief Executive Officer and President and to issue him “restricted” common shares. Pursuant to that understanding, on October 12, 2002, we entered into a four-year employment agreement with Mr. Fink. The essential terms of the employment agreement are as follows:

●	Mr. Fink’s will receive an initial base salary of $1 per year. Following the one-year anniversary of the agreement, our board of directors may review and adjust the base salary in light of our company’s performance. Given the status of Recom’s development efforts, the board has not decided to increase Mr. Fink’s base salary under this provision to date.

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●	Mr. Fink is entitled to a cash bonus for his second through fourth years of employment. The amount of the bonus is 10% of our after tax income exclusive of extraordinary expenses for the second year, and 15% of that amount for the third and fourth years. On May 10, 2004, Mr. Fink and Recom agreed to pay Mr. Fink 250,000 common shares upon Recom achieving $0.50 in fully-diluted earnings per share in lieu of the cash bonus, subject to approval by Recom’s full board of directors.

●	Mr. Fink is granted 2,100,000 “restricted” common shares (700,000 shares pre-split), to be earned over three years of continuous employment. These shares, which are held in escrow by the company pursuant to the terms of a restricted stock agreement until they are earned, vest in tranches of 1744,999 each at the end of the first eleven quarters of Mr. Fink’s employment, with the balance vesting at the end of the twelfth quarter. Mr. Fink is entitled to all dividends which may be declared with respect to these shares, even if not vested.

●	The agreement contains a “gross up” provision obligating us to make a cash payment to Mr. Fink to cover any taxes he may incur by reason of receiving any payment or distribution that would constitute an excess golden parachute payment under the federal tax laws. The gross up provision also applies to the 2,100,000 restricted common shares described above, however, Mr. Fink exercised his section 83(b) election under the Internal Revenue Code subjecting him to immediate taxation upon the receipt of the shares notwithstanding their future forfeitability, so our liability, if any, for any taxes imposed under that grant should be nominal.

●	Should our common shares be listed on any of the NYSE, AMEX or Nasdaq national stock exchanges or markets, Mr. Fink would be entitled, if then still employed by us, to an additional grant of 600,000 common shares (200,000 shares pre-split).
In the event of a change in control (as that term is defined in the employment agreement), Mr. Fink would be entitled, if then still employed by us, to an additional grant of common shares having a market value of $5,000,000, but not to exceed 600,000 common shares (200,000 shares pre-split) in total.

●	Mr. Fink is entitled to a number of employee benefits under the agreement, including a $1,200 per month automobile allowance, individual medical plan reimbursement of up to $2,000 per month, and the right to participate in all benefit plans established for company employees or executives, including medical, hospitalization, dental, long-term care and life insurance programs

The employment agreement provides for early termination in the case of Mr. Fink’s death or disability, Mr. Fink’s termination by Recom for “cause” as that term is defined in the agreement; Mr. Fink’s termination of employment for “good reason” as that term is defined in the agreement, a “change in ownership” as that term is defined in the agreement, or sixty days’ prior notice by Mr. Fink. In the event of an early termination of the agreement for any reason, all compensation and benefits under the agreement will terminate and the unvested portion of the 2,100,000 restricted common share grant shall be deemed forfeit as of the effective termination date, with the following exceptions:

●	if the agreement is terminated during years two through four due to Mr. Fink’s disability, termination by Mr. Fink for good reason; Recom’s termination of Mr. Fink without cause, or a change in ownership, Mr. Fink will nevertheless be entitled to a pro rata portion (based upon the actual number of days of employment) of the cash bonus based on our after-tax income that he would have otherwise received for the year of termination had he remained employed until the end of that year;

●	if the agreement is terminated due to Mr. Fink’s death, disability, termination by Mr. Fink for good reason; Recom’s termination of Mr. Fink without cause, or a change in ownership, the unvested portion of the 2,100,000 restricted common share grant to Mr. Fink will become fully vested and the shares released from escrow; and

●
Mr. Fink and his family will be entitled to an additional three years’ medical, hospitalization, dental, long-term care and life insurance coverage if the agreement is terminated by Mr. Fink for good reason or terminated by Recom’s termination without cause, and an additional one years’ coverage if the agreement is terminated due to Mr. Fink’s disability.

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Concurrent with entering into the employment agreement, we entered into an indemnification agreement with Mr. Fink.

On October 11, 2002, Recom reached an agreement-in-principle with Dr. Budimir Drakulic to become our Vice President and Chief Technology Officer on a consulting basis through his consulting companies. Pursuant to that understanding, on October 15, 2002, we entered into a loan-out agreement with B World Technologies, Inc. and B Technologies, Inc. relative to the provision of Dr. Drakulic’s services, which formally commenced as of that date. Dr. Drakulic is the president and owner of these companies. The essential terms of the loan-out agreement are as follows:

●	The agreement provides for a ten-year initial term. After the initial term, the agreement renews automatically for successive one year terms, unless either party delivers 90-days’ written notice to the other of their intent not to renew.

●	Dr. Drakulic’s services are provided on a mutually-acceptable part-time basis.

●	Recom is obligated to pay B Technologies a $10,000 bonus upon execution, and a monthly service fee of $15,000 thereafter.

●	B World Technologies was granted 600,000 “restricted” common shares (200,000 shares pre-split), to be earned over five years of continuous provision of services by Dr. Drakulic. These shares, which will be held in escrow with the company pursuant to the terms of a restricted stock agreement until they are earned, vest at the rate of 30,000 shares per quarter with the first 30,000 shares vesting on January 15, 2003. B World Technologies is entitled to all dividends which may be declared with respect to these shares, even if not vested.

The loan-out agreement provides for early termination should B World and B Technologies fail, neglect or refuse to provide Dr. Drakulic’s services. In such an event, all compensation under the agreement will terminate and the unvested portion of the 600,000 restricted common share grant shall be deemed forfeit as of the effective termination date.

Since March 1, 2003, Dr. Drakulic has worked for us on a full-time basis even though the loan-out agreement only provides for the provision of part-time services. We have agreed to characterize these additional services as being provided by Dr. Drakulic as an employee, and to pay him $7,500 annually as compensation for their provision.

On March 10, 2003, as additional incentive for the performance of Dr. Drakulic, we granted to B World Technologies options entitling it to purchase 750,000 common shares at $0.95 per share. These options vest quarterly over a four year term, and lapse, if not exercised, on March 9, 2008.

Concurrent with entering into the loan-out agreement, B World Technologies, B Technologies and Dr. Drakulic signed an employment, confidential information, invention assignment and arbitration agreement under which they agreed, among other things, to assign to us all of Dr. Drakulic’s right, title and interest in and to any and all inventions, discoveries, etc. which he conceives or develops while engaged by Recom.

Mr. Charles Dargan provides his services as interim Chief Financial Officer on a leased basis through CFO 911, an agency that specializes in providing financial management personnel to businesses on a temporary basis. Under our engagement agreement with CFO 911, we pay CFO 911 on a fixed-fee basis for each accounting project or function performed by Mr. Dargan, including rebuilding our financial statements ($7,500), preparing our financial statements for inclusion in our annual report on form 10-KSB for fiscal 2003 ($15,000); preparing our financial statements for inclusion in the registration statement containing this prospectus ($15,000), and preparing our financial statements for inclusion in our quarterly report on form 10-QSB for the first quarter of fiscal 2004 ($15,000). Additional projects we make request Mr. Dargan to perform under the engagement agreement with CFO 911 include the development of our internal control procedures and accounting department policies ($5,000) and the documentation of our internal controls ($5,000).

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On October 11, 2003, Recom reached an agreement-in-principle with Mr. Ellsworth Roston to provide consulting advice to us relating to engineering, developing and refining our products and technologies; to become a director of the company, and to make an investment into the company. Pursuant to that understanding, on October 30, 2002 we sold Mr. Roston 71,250 common shares (23,750 shares pre-split) for $190,000 in cash, and on November 1, 2002 we entered into a two year consulting agreement with Mr. Mr. Roston documenting the provision of his consulting services and his appointment to our board of directors. The agreement provides for us to grant to Mr. Roston 225,000 common shares (75,000 shares pre-split) and five-year warrants to purchase an additional 450,000 common shares (150,000 shares pre-split) at  $1.67 per share. We consider the grant of common shares to Mr. Roston to be compensation for the provision of his consulting services, and the grant of the common share purchase warrants to be additional consideration for his cash investment pursuant to our original understanding.

Mr. Roston is a patent attorney whose law firm also handles our patent work. The agreement specifically provides that the consulting services provided by Mr. Roston will not include any legal work, for which we will compensate his law firm separately.

Dr. Lowell T. Harmison, one of our directors, provides consulting services to Recom under a three-year agreement dated February 14, 2003. Under this agreement, Dr. Harmison provides advice to us in the areas of technological support and strategy, product development, medical and scientific advisory board development, and FDA regulation. The compensatory terms of the agreement are as follows:

●	Recom is obligated to pay Dr. Harmison $36,000 per year over the term of the agreement, payable quarterly.

●	Dr. Harmison was entitled to receive upon execution of the agreement

●	an initial grant of options entitling him to purchase 108,000 common shares (36,000 shares pre-split) at $0.97 per share, exercisable over five years.
●	Dr. Harmison was further entitled to receive upon execution of the agreement an additional grant of options entitling him to purchase 108,000 common shares (36,000 shares pre-split) at $0.97 per share, vesting in increments of 9,000 common shares each upon the first through twelfth quarterly anniversary dates of the agreement based upon his provision of services. These options are exercisable for a period of five years following vesting.

●	Dr. Harmison is entitled to receive grants of common share purchase options in tranches of 20,000 shares per milestone for assisting Recom in attaining various milestones determined by our board of directors, including the preparation and filing with the FDA of a 510(k) application for our product as it relates to its incorporation into a vest, approval of that application by the FDA, and market launch of that product.

●	Dr. Harmison is entitled to receive a grant of 20,000 common shares in the event of a “change in control” as that term is defined in the agreement

In the event the agreement is terminated by Recom for any reason other than negligence, misconduct, breach of its material terms by Dr. Harmison or the failure of Dr. Harmison to render services in a reasonable fashion, all compensation prospectively payable under the agreement will become due and payable in 90 days.

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Summary Compensation Table

The following table shows the compensation paid over the past three fiscal years with respect to Recom’s “named executive officers” as that term is defined by the SEC.
Long Term Compensation

		Annual Compensation (1)			Awards		Payouts

Named Executive Officer and Principal Position	Year	Salary	Bonus	Other	Restricted Stock	Securities Underlying Options & SARs	Long Term Incentive Plan	All Other Compensation

Marvin H. Fink (2) Chief Executive Officer	2003 2002 2001	$ 1(5) 1 —	$ — — —	$19,598(8) — —	$ — 14,284(9) —	178,000 — —	$ — — —	$ — — —
Dr. Budimir Drakulic (3) Vice President and Chief Technology Officer	2003 2002 2001	$ 180,000(6)45,000(6) —	$ — — —	$ — — —	$ — 3,987(10) —	750,000 — —	$ — — —	$ — — —
Charles Dargan (4) Interim Chief Financial Officer	2003 2002 2001	$ 7,500 (7) — —	$ — — —	$ — — —	$ — — —	— — —	$ — — —	$ — — —

(1)	Includes, among other things, perquisites and other personal benefits, securities or property which exceed in the aggregate the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that fiscal year.

(2)	Mr. Fink has served as our Chief Executive Officer since October 12, 2002.

(3)	Dr. Drakulic has served as our Vice President and Chief Technology Officer since October 15, 2002.

(4)	Mr. Dargan has served as our interim Chief Financial Officer since December 18, 2003 on a leased basis through CFO 911, an agency that specializes in providing financial management personnel to businesses on a temporary basis.

(5)	Recom has recorded a non-cash accounting expense in the amount of $80,000 to reflect the value of Mr. Fink’s services.

(6)	These amounts were paid in consulting payments to B Technologies in connection with its provision of Dr. Drakulic’s services.

(7)	Amounts paid to CFO 911 in December 2003.

(8)	Includes $14,400 in automobile allowance payments and $5,598 in premiums payable on health insurance.

(9)	Reflects the value of an award to Mr. Fink of 2,100,000 restricted common shares (700,000 shares pre-split) in conjunction with the execution of his employment agreement dated October 12, 2002. The value cited is based upon the closing price for on common shares as of the date of the employment agreement. As of December 31, 2003, all 2,100,000 restricted common shares remained outstanding. The value of those shares as of that date was $7,875,000 based upon the $3.75 closing price for our common shares as quoted on the OTCBB for December 31, 2003.

(10)	Reflects the value of an award to B. World Technologies of 600,000 restricted common shares (200,000 shares pre-split) in conjunction with the execution of a loan-out agreement dated October 12, 2002 by which it provided the services of Dr. Drakulic to Recom. The value cited is based upon the closing price for on common shares as of the date of the loan-out agreement. As of December 31, 2003, all 600,000 restricted common shares remained outstanding. The value of those shares as of that date was $2,250,000 based upon the $3.75 closing price for our common shares as quoted on the OTCBB for December 31, 2003.

Stock Options And Stock Appreciation Rights Grant Table

The following table provides certain information with respect to individual grants during the 2003 fiscal year to each of our named executive officers of common share purchase options or stock appreciation rights relating to our common shares:

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Name	Common Shares Underlying Grant Of Options Or SARs	As Percentage Of Grants To All Employees(1)	Exercise Or Base Price	FMV At Grant Date	Expiration Date

Marvin H. Fink	150,000(2)	7.1%	$0.88(2)	$0.88	February 5, 2008
Dr. Budimir S. Drakulic	750,000(3)	12.0%	$0.95(3)	$0.95	March 9, 2008
Marvin H. Fink	28,000	1.3%	$4.40	$4.40	November 2, 2008
Charles Dargan	—	—	—	—	—

(1)	The numerator in calculating this percentage includes common share purchase options granted to each named executive officer in fiscal 2003 in his capacity as an officer (employee) and, if applicable, as a director. The denominator in calculating this percentage is 2,088,000, which represents options granted to all Recom employees during fiscal 2003, including those to the named executive officers.

(2)	50,000 shares pre-split exercisable at $2.64 per share.

(3)	250,000 shares pre-split exercisable at $2.76 per share.

Stock Options And Stock Appreciation Rights Exercise And Valuation Table

The following table provides certain information with respect to each of our named executive officers concerning any common share purchase options or stock appreciation rights they may have exercised in fiscal 2003, and the number and value of any unexercised common share purchase options or stock appreciation rights they may hold as of December 31, 2003:
Unexercised In-The-Money Options and SARs at December 31, 2003

Named Executive Officer	Shares Acquired On Exercise	Value Realized (1)	Number (Exercisable/Unexercisable)	Value (2)(Exercisable/Unexercisable)

Marvin H. Fink	—	—	150,000 / 0	$430,500 / $0
Dr. Budimir S. Drakulic	—	—	187,500 / 562,500	$530,625 / $1,591,875
Charles Dargan	—	—	— / —	— / —

(1)	The dollar amount shown represents the difference between the fair market value of our common stock underlying the options as of the date of exercise and the option exercise price.

(2)	The dollar value provided represents the cumulative difference in the fair market value of our common stock underlying all in-the-money options as of December 31, 2003 and the exercise prices for those options. Options are considered “in-the-money” if the fair market value of the underlying common shares as of the last trading day in fiscal 2003 exceeds the exercise price of those options. The fair market value of Recom common shares for purposes of this calculation is $3.75, based upon the closing price for our common shares as quoted on the OTCBB on December 31, 2003.

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH
MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Transactions With Executive Officers, Directors And Shareholders

Summarized below are certain transactions and business relationships between Recom and persons who are or were an executive officer, director or holder of more than five percent of any class of our securities since January 1, 2002:

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●	On September 19, 2002, as part of the agreements leading to and facilitating the acquisition of the Signal Technologies from ARC Finance Group, Mr. Sim Farar, our president and principal shareholder at that time, invested $125,000 into the company as working capital in exchange for a warrant entitling him to purchase 600,000 common shares (200,000 shares pre-split) at approximately $0.21 per share.

●	On October 12, 2002 we entered into a four-year employment agreement with Mr. Marvin H. Fink pursuant to which, among other things, we employed Mr. Fink as our Chief Executive Officer and Chairman of the Board, and granted to Mr. Fink 2,100,000 “restricted” common shares (700,000 shares pre-split) as compensation for those services. For a description of the full terms of that agreement see that section of this prospectus captioned “Management—Employment And Consulting Agreements With Management”.

●	On October 15, 2002 we entered into a ten-year loan-out agreement with Dr. Budimir S. Drakulic and his two companies, B. World Technologies and B Technologies pursuant to which, among other things, we engaged the services of Dr. Drakulic as our Vice President and Chief Technology Officer, and granted B World Technologies 600,000 “restricted” common shares (200,000 shares pre-split) as compensation for those services. For a description of the full terms of that agreement see that section of this prospectus captioned “Management—Employment And Consulting Agreements With Management”.

●	On October 11, 2002, we reached an agreement-in-principle with Dr. Budimir Drakulic to become our Vice President and Chief Technology Officer on a consulting basis through his consulting companies. In conjunction with that understanding, we also reached an agreement-in-principle with Dr. Drakulic to offer to sell our common shares to certain individuals with potential claims against Dr. Drakulic relating to termination of a prior license of the Signal Technologies to a company in which those claimants had invested. While we did not believe that these claims had legal basis, we nevertheless agreed to assist Dr. Drakulic in the settlement in order to ensure that Dr. Drakulic’s time, effort and focus in developing the technology was not unduly disrupted by litigation, and to otherwise ensure that our rights in the Signal Technologies were protected should that be a matter of concern to any of our investors. Pursuant to this understanding, on October ;22, 2002, we sold 564,810 common shares (188,270 shares pre-split) to eleven of those individuals (Bernard Carmeol, William London, Walter M. Sawyer, Stephen Verchick, Belle Zwerdling, Steve Neuberger, Tom Byers, Baron St. John, Thomas Mozjesik, Jeffrey H. Sawyer and Robert M. Cherry), and issued a five-year warrant to purchase 375,000 common shares (125,000 shares pre-split) for $0.007 per share to one of those individuals (Stephen Verchick), in consideration of their cash investment of $17,786. We further agreed that should we raise more than $2 million in certain offerings, to pay 4% of the proceeds of those offerings to those individuals up to the amount of $480,350. We have since entered into agreements with ten of those investors releasing Recom from the obligation to pay $380,350 of the $480,350, and are currently in discussion with the last of those individuals, Mr. Verchick, to release the remaining liability of $100,000, including $3 5,203 to which he would be entitled under our private placement in the amount of $5,378,750 facilitated through Maxim Group LLC.

●	On November 1, 2002, we entered into a two-year consulting agreement with Mr. Ellsworth Roston, who then became one of our directors pursuant to that agreement. Under the terms of that agreement, we granted to Mr. Roston, among other things, Roston 225,000 “restricted” common shares (75,000 shares pre-split) and five-year warrants to purchase an additional 450,000 common shares (150,000 shares pre-split) at $1.67 per share. For a description of the full terms of that agreement see that section of this prospectus captioned “Management—Employment And Consulting Agreements With Management”.

●	In compensation for his consulting services, we granted to Mr. Roston 225,000 “restricted” common shares (75,000 shares pre-split) and five-year warrants to purchase an additional 450,000 common shares (150,000 shares pre-split) at $1.67 per share.

●	On February 14, 2003, we entered into a three-year consulting agreement with Dr. Lowell T. Harmison, who later became one of our directors. Under the terms of that agreement, we granted to Dr. Harmison, among other things, (1) fully vested options entitling him to purchase 108,000 common shares (36,000 shares pre-split) at $0.97 per share, and (2) options entitling him to purchase an additional 108,000 common shares (36,000 shares pre-split) at $0.97 per share subject to vesting over twelve quarters. All of the aforesaid options are exercisable over five years after vesting. For a description of the full terms of that agreement see that section of this prospectus captioned “Management—Employment And Consulting Agreements With Management”.

●	On April 8, 2003, we sold to Mr. Mitchell Stein 112,812 common shares (37,604 shares pre-split) for $100,000 in cash and $150,000 in expenses and equipment. Mr. Stein is the spouse of Ms. Tracey Hampton, who owns and controls ARC Finance Group, LLC, which owns approximately 69.6% of our outstanding common shares.

●	On May 15, 2003, we sold to Mr. Mitchell Stein 16,000 units at $3 per unit for cash amounting to $48,000. Each unit consisted of one common share and one warrant. Each warrant is exercisable at $3 until May 14, 2004. Upon exercise of the warrants, Mr. Stein will receive one common share and an additional warrant to purchase one common share $6 per share until November 15, 2004. The sale of units to Mr. Stein was part of a larger private placement on the same terms and conditions with two other investors.

●
On July 24, 2003, we sold to Mr. Mitchell Stein 30,030 units at $3.33 per unit for cash amounting to $100,000. Each unit consisted of one common share and one warrant. Each warrant is exercisable at $3.33 until July 14, 2004. Upon exercise of the warrants, Mr. Stein will receive one common share and an additional warrant to purchase one common share at $6.66 per share until November 15, 2004. The sale of units to Mr. Stein was part of a larger private placement on the same terms and conditions with three other investors.

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Compliance With Section 16

Section 16(a) of the Securities and Exchange Act of 1934 requires any person who is a director or executive officer of companies with a class of securities registered under the Securities and Exchange Act of 1934, or who beneficially holds more than 10% of any such class of securities, to file reports of initial ownership and changes in ownership with the SEC. None of our classes of securities have been registered on a national securities exchange within the meaning of Section 12(b) of the Exchange Act, nor are they required to be registered under Section 12(g) of the Exchange Act. Accordingly, our executive officers, directors and affiliates are not presently subject to compliance with Section 16 of the Exchange Act.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of our board of directors has recommended, and our board has approved, the appointment of Stonefield Josephson, Inc. as our independent auditors for our 2004 fiscal year. Stonefield Josephson, Inc. also served as our independent auditors for our 2003 fiscal year. Since we believe it is important for Recom to receive your input on our selection of independent auditors for our company, that appointment is being presented to you for ratification. We expect a representative of Stonefield Josephson, Inc. will attend the annual meeting, and we will extend the opportunity to the representative to make a statement if he or she desires to do so. This representative will also be available to answer any questions you may have.

Summarized below is the aggregate amount of various professional fees billed by our principal accountants with respect to our last two fiscal years:

	2003	2002

Audit fees	$90,644	$11,585
Audit-related fees	$—	$—
Tax fees	$—	$—
All other fees	$—	$—
All other fees, including tax consultation and preparation	$—	$—

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All audit fees are approved in advance by our audit committee and board of directors. Stonefield Josephson does not provide any non-audit services to Recom.

On December 1, 2003, we dismissed our independent auditor, Burnett + Company, LLC, and on December 2, 2003, we engaged Stonefield Josephson, Inc. as our independent auditor for the fiscal year ending December 31, 2003. The decision to dismiss Burnett + Company was approved by our board of directors.

Burnett + Company’s reports on our financial statements as of and for the years ended December 31, 2002 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. During the periods ended December 31, 2001 and December 31, 2002, and the interim period from January 1, 2003 through the date of Burnett + Company’s dismissal, we did not have any disagreements with Burnett + Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Burnett + Company’s satisfaction, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Prior to engaging Stonefield Josephson, we did not consult with Stonefield Josephson regarding the application of accounting principles to a specified completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements.

You should note that your ratification of our selection of Stonefield Josephson, Inc. as our independent auditors for our 2004 fiscal year is advisory only and not binding upon Recom, although our audit committee will seriously consider your objections in not ratifying the appointment. Even if our audit committee were to seek other independent auditors as a consequence of your objections, it is likely, because of the difficulty and expense of making any change in independent auditors, that the appointment of Stonefield Josephson, Inc. would stand unless the audit committee were to find other good reason to make a change. Our audit committee also reserves the right to engage any other independent auditors at any time, notwithstanding your ratification of Stonefield Josephson, Inc. as our independent auditors for fiscal 2004, should it deem it to be in the best interests of Recom and its shareholders.

Our board of directors recommends that you vote “FOR” the ratification of the appointment of Stonefield Josephson, Inc. as our independent auditors for our 2004 fiscal year. Proxies solicited by our board of directors will be so voted unless the holder of common stock tendering the proxy specifies otherwise.

PROPOSAL NO. 3:
OTHER MATTERS

The enclosed proxy card gives the proxy holder discretionary authority to vote the shares held by the shareholder tendering the proxy in accordance with the proxy holder’s best judgment with respect to all additional matters which might come before the annual meeting. In addition to the scheduled items of business, the annual meeting may consider shareholder proposals omitted from this proxy statement pursuant to the SEC’s proxy rules and matters related to the conduct of the annual meeting. At the date of printing of this proxy statement, we are not aware of any other matter which would be presented for action before the annual meeting.

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Appendix A

RECOM MANAGED SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

EFFECTIVE DATE: JANUARY 30, 2003

Organization:

This Charter governs the operations of the audit committee (The "Committee") of Recom Managed Systems, INC. (the "Company"). The Committee shall review and reassess this Charter at least annually and shall obtain the approval of the Board of Directors of the Company (the "Board") with respect to this Charter at that time.

The Committee shall be appointed by the Board and shall be comprised of at least two directors, all of whom will be independent of the Company and its management. A director will be considered "independent" for this purpose if such director has no relationship that may interfere with the exercise of the director's independence from the Company and its management. Such relationships might include (but are not limited to) the following:

1.	The director is employed by the Company or any of its affiliates in the current year or has been thus employed in any of the past three years;

2.	The director accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax qualified retirement plan, or non-discretionary compensation;

3.	The director is a member of the immediate family of an individual (including such director's spouse, parents, children, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone residing in such director's home) who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

4.	The director is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company had, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or the business organization's consolidated gross revenues for the year, or $200,000, whichever is more, in any of the past three years; or

5.	The director is employed or has been employed as an executive of another entity where any of the Company's executives serve on the compensation committee.

All members of the Committee must be financially literate, and at least one member of the Committee must have accounting or related financial management expertise.

Statement of Policy:

The Committee will provide assistance to the Board in fulfilling their oversight responsibility to the Company's shareholders, noteholders, the investing community, and others with respect to the Company's (i) financial statements and the financial reporting processes, (ii) systems of internal accounting and financial controls, (iii) internal audit function, and (iv) annual independent audit of its financial statements and legal compliance and ethics programs, as each is established by the Board and implemented by the Company's management, and such duties as assigned by the Board. In so doing, the Committee will maintain free and open communications with the Company's internal and independent auditors and management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and persow1el of the Company and the power to retain outside counsel, or other experts, for this purpose with the approval of the Board.

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The Committee, in carrying out its responsibilities, believes that its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee will endeavor to help direct, where necessary ~ the overall corporate goals of maintaining quality financial reporting, sound business risk practices and ethical behavior.

Responsibilities and Processes:

The primary responsibility of the Committee is to help oversee the Company's financial reporting process on behalf of the Board and to report the results of their activities to the Board. The Company's management is responsible for preparing the Company's financial statements, and the Company's independent auditors are responsible for auditing those financial statements.

The following describes the principal recurring processes of the Committee in carrying out its oversight responsibilities:

1.
The Committee will maintain a clear understanding with the Company's management and its independent auditors regarding the ultimate accountability of the independent auditors to the Committee and to the full Board;

2.	The Committee will assist, where appropriate, in the evaluation of the Company's independent auditors, and when appropriate assist to recommend replacements;

3.	The Committee will discuss with the Company's independent auditors (a) the independence of such auditors, and (b) the matters included in the written disclosures required by the Financial Accounting Standards Board;

4.	The Committee will annually review the performance of the independent auditors and will recommend to the Board and will assist in the selection of the Company's independent auditors for the upcoming year;

5.	The Committee will assist management with the Company's internal auditors and independent auditors with the overall scope and plans for their respective audits, including the adequacy of staffing and compensation, and make such recommendations to the Board in this regard as deemed necessary or appropriate by the Committee. The Committee will also discuss with such auditors the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company's system to monitor and manage business risk;

6.	The Committee will meet separately with the Company’s internal auditors and its independent auditors, both with and without representatives of the Company's management present, to discus the results of their examinations;

7.	The Committee will review the Company's interim (quarterly) financial statements and the Company's Quarterly Report on Form l0-Q (SB) and press releases before release for a given quarter and will discuss its review and any other pertinent matters with the Company's management;

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8.	The Committee will review the Company's annual financial statements, including footnotes, to be included in the Company's Annual Report on Form 10-K (SB), and the Annual Report to Shareholders with respect to (a) the quality, as opposed to only the acceptability, of the Company's accounting principles, (b) the reasonableness of significant judgments, and (c) the clarity of the disclosures in the financial statements along with any other pertinent matters with the Company's management, including the management letter and conflict of interest transactions.

9.	The Committee will otherwise meet with and request and obtain reports and information from such Company officers, employees, suppliers and others as the Committee shall determine to be necessary or desirable in carrying out its duties as set forth in this Charter.

10.	The Committee will perform a self-assessment annually and review the results with the Board.

11.	The Committee, in conjunction with management will develop a list of employees involved in the Company's audit and accounting practices. Annually, the Committee will mail information to these employees on how they may anonymously and confidentially report complaints specifically relating to accounting data, accounting practices, and/or other information that would have an impact on the financial statements of the Company. The employees involved in the Company’s audit and accounting practices will also be given the contact information of all the audit committee members to enable such employees, to anonymously and confidentially report at anytime, complaints specifically relating to accounting data, accounting practices, and/or other information that would have an impact on the financial statements of the Company. The Audit Committee will be responsible for addressing the complaints received and determine any actions, if deemed necessary, in a timely manner.
These processes are set forth in this Charter as a guide, with the understanding that the Committee may supplement such processes as it deems appropriate.

Meetings:

The Committee may hold regular meetings on such days as it shall determine. Other meetings of the Committee shall be held at the request of the Chairperson of the Committee, who will be appointed by the Board. Minutes of the meetings of the Committee shall be regularly kept by a person appointed by the Committee to do so.

Attendance:

Officers and other employees of the Company may attend regular meetings of the Committee, as the Chief Executive Officer of the Company shall designate.

Outside Assistance:

The Committee is authorized to engage or employ outside professional or other services, with the approval of the Board, as may be required to fulfill its responsibilities.

Procedure:

The Committee may adopt rules for its meetings and other activities. In the absence of such rules, Committee actions shall be governed by the Company's bylaws in force at the time of such actions and by applicable law. In all cases a quorum of the Committee shall be a majority of the persons then serving as members of the Committee.

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Proxy For Holders Of Common Stock and Series ‘A’ Preferred Stock

RECOM MANAGED SYSTEMS, INC.

Annual Meeting of Shareholders — June 10, 2004

The undersigned hereby appoints MARVIN H. FINK and CHARLES DARGAN and each of them (with full power to act without the other) the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of common stock, par value $0.001 (the “common shares”) and series ‘A’ preferred stock, par value $0.001 (the “series ‘A’ preferred shares”) of RECOM MANAGED SYSTEMS, INC., a Delaware corporation (“Recom”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Recom (the “Annual Meeting”) to be held at Sportsmen’s Lodge Hotel, 12825 Ventura Boulevard, Studio City, California, on Thursday, June 10, 2004, at the hour of 10:00 a.m., Pacific Standard Time, or any postponed or adjourned meetings thereof, as described in Recom’s Notice of Annual Meeting of Shareholders And Proxy Statement dated May 20, 2004 (the “Proxy Statement”).

1.    ELECTION OF DIRECTORS

The election of the following five nominees identified in the Proxy Statement to serve on Recom’s board of directors until Recom’s next Annual Meeting:

MARVIN H. FINK       ELLSWORTH ROSTON       ROBERT KOBLIN       LOWELL T. HARMISON       JENNIFER BLACK

FOR ❒                           WITHHOLD   ❒

You may withhold authority to vote for the election of any of the director nominees by lining through his or her name above.
Recom’s board of directors recommends that you vote “FOR” the election of Messrs. Fink, Roston, Koblin and Harmison and Ms. Black to serve on its board of directors. Unless specific direction is given to withhold authority for the election of all of the aforesaid director nominees or any of them, the common or series ‘A’ preferred shares represented by this proxy shall be voted “FOR” the election of each of the aforesaid director nominees (including where this proxy has been duly signed but no specific voting instructions have been given).

2.    RATIFICATION OF INDEPENDENT AUDITORS

Ratification of the appointment of Stonefield Josephson, Inc. as Recom’s independent auditors for the fiscal year ended December 31, 2004.

FOR   ❒                     AGAINST    ❒                    ABSTAIN   ❒

Recom’s board of directors recommends that you vote “FOR” the ratification of Stonefield Josephson, Inc. as Recom’s independent auditors for the fiscal year ended December 31, 2004. Unless specific direction is given to vote against or to withhold authority for the ratification of this proposal, the common and series ‘A’ preferred shares represented by this proxy will be voted “FOR” the proposal (including where this proxy has been duly signed but no specific voting instructions have been given).

3.    OTHER MATTERS

All other matters that may properly be brought before the Annual Meeting for vote by the holders of the common and series ‘A’ preferred shares, or any postponements or adjournments thereof, as to which the undersigned hereby confers discretionary authority upon said proxies.

FOR   ❒                        WITHHOLD   ❒

Recom’s board of directors recommends that you vote “FOR” the proposal. Unless specific direction is given to withhold authority for the aforesaid proposal, the common and series ‘A’ shares represented by this proxy will be voted by the proxy holders in their discretion.

All other proxies heretofore given by the undersigned to vote common or series ‘A’ preferred shares which the undersigned would be entitled to vote if personally present at the Annual Meeting or any postponement or adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof.

The undersigned acknowledges receipt of a copy of the Proxy Statement dated May 20, 2004 relating to the Annual Meeting.

NOTE: Please date this proxy and sign it exactly as your name or names appear on your shares. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.

(Date)

(Signature)

(Signature)